EXHIBIT 10(d)



                                 AON CORPORATION
                    OUTSIDE DIRECTORS DEFERRED COMPENSATION'
                                    AGREEMENT


      This Deferred Compensation Agreement is entered into by and between Aon Corporation, a Delaware corporation (the "Company"), and the "Director" named on the Election Form, which is hereby incorporated as part of this agreement.

                                   WITNESSETH

      WHEREAS, the Director is expected to be nominated for election as a Director of the Company at the next annual meeting of stockholders of the Company (the "Annual Meeting") and desires, beginning with the date of the Annual Meeting and for as long as the Director serves in that capacity or until the Director desires to terminate or amend this agreement, to defer in the manner hereinafter set forth all or a portion of the fees to which he or she may become entitled for serving as a Director of the Company, including fees to which he or she may become entitled for serving as a member of any committee of the Board of Directors (collectively, "Director's Fees"); and

      WHEREAS, the Company is agreeable to such deferrals, subject to the terms and conditions set forth herein.

      NOW THEREFORE, in consideration of the Director's services for the Company and other good and valuable consideration, the parties hereto agree as follows:


1.    DIRECTOR'S FEE DEFERRAL
      -----------------------

      The Director hereby irrevocably elects, beginning with the Annual Meeting, to defer the percent of the Director's Fees to which he or she may become entitled with respect to his or her services as a Director (or committee member) as the Director has specified on the Election Form.

      1. With respect to a Director's election to defer any portion of Director's Fees, an account (the "Aon Common Stock Account") will be credited with such additions as the Director has elected to defer to such account. For purposes of crediting Director's Fees deferred amounts shall be assumed to have been invested in Aon Common Stock. The amount of shares so credited will be determined by dividing the deferred amount by the fair market value of Aon Common Stock on the New York Stock Exchange for the day such Director's Fees would have been payable to the Director had it not been deferred. The "Fair Market Value" on any day is the average of the highest and lowest price at which the stock was sold on the New York Stock Exchange that day. As of the date any dividend is paid to holders of shares of Aon Common Stock, the Aon Common Stock Account shall be credited with a number of

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            additional shares,  including fractions thereof, of Aon Common Stock that could have been purchased, with the amount which would have been payable as dividends, on such date with regard to the number of shares, and fractions thereof, credited to the Aon Common Stock Account, assuming the purchase price per share is equal to the Fair Market Value as of the payment date.

      2. With respect to a Director's election to defer any portion of Director's Fees, and account (the "Aon General Account") will be credited with such additions as the Director has elected to defer to such account. For purposes of computing such addition, deferred amounts shall be credited as of the day such Director's Fees would have been payable to the Director had it not been deferred, and such deferrals shall be credited with interest, compounded semiannually, at the annual rate determined as of January 1 and July 1 of each year by averaging the one-year Treasury Bill yield as published monthly by the Federal Reserve Bank of St. Louis on a bank discount basis through the secondary market for the last six months immediately prior thereto.


2.    PAYMENT OF DEFERRED AMOUNTS
      ---------------------------

      Amounts in cash equal to the value(s) of the Director's Aon General Account, as determined above, shall be payable to the Director as specified on the Election Form. Distributions from the Aon Common Stock Account may be made in cash, in Aon Common Stock, or in a combination of cash and Aon Common Stock.

3.    BENEFICIARY OF DEFERRED AMOUNTS
      -------------------------------

      Any amounts payable upon death of the Director pursuant to Section 2 shall be paid to the beneficiary designated in writing by the Director provided such writing has been delivered to the Company prior to the Director's death. If no beneficiary is so designated, payment will be made to the Director's estate. The Director may change the designated beneficiary by filing with the Company a new beneficiary designation.

4.    MISCELLANEOUS
      -------------

      1. Nothing contained in this Agreement shall be construed as conferring upon the Director the right to continue to be associated with the Company in any capacity.

      2. The Company's obligation to make payments of deferred compensation shall be the general obligation of the Company and such payments shall be made from the general assets of the Company. The Director's interests hereunder shall not be assignable and any purported assignment or transfer shall be void.

      3. During the month prior to any annual meeting the Director may change the percent of fees deferred, the amount in the Aon Common Stock Account or the amount in the Aon General Account by filing with the Company a new Election Form.

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      4.    In the  event of  recapitalization,  stock  split,  stock  dividend, combination or exchange of shares merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of the Company, the
            Board   of  Directors  of  the  Company  may   make  such  equitable
            adjustments to prevent dilution or enlargement of rights, as it may deem appropriate, in the number and class of shares so credited.

      5. This agreement shall be construed in accordance with and governed by the laws of the State of Illinois.

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